Exhibit 10.5
Execution Version
Prepared by:
Leila Rachlin, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
1111779-2180
MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FILING
from
BEACH HOTEL ASSOCIATES LLC
to
DEUTSCHE BANK TRUST COMPANY AMERICAS
(As Agent for the benefit of the Lenders, the Issuing Bank and for its own account, pursuant to the Credit Agreement described herein)
dated as of July 28, 2011
Property: The Delano Hotel, Miami-Dade County, State of Florida
NOTE TO RECORDER: This Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing secures an aggregate obligation of $100,000,000.00. Florida documentary stamp taxes in the amount of $350,000 ($0.35 per $100 of indebtedness) and intangible taxes in the amount of $200,000 ($2 per $1,000 of indebtedness) are being paid in connection with the recording of this Security Instrument

i

Table of Contents
(continued)

ii

Table of Contents
(continued)

EXHIBITS

Exhibit A	—	Legal Description
Exhibit B	—	Description of Permitted Encumbrances

iii

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
LEASES AND RENTS AND FIXTURE FILING
THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Security Instrument”) is made and delivered as of July 28, 2011 by BEACH HOTEL ASSOCIATES LLC, a Delaware limited liability company (“Grantor”), having a mailing address of c/o Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018, to DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Agent (together with its successors and assigns, “Agent” or “Mortgagee”) for itself, the Issuing Bank and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined), Agent having as its address for personal delivery 60 Wall Street, New York, NY 10005.
WHEREAS, pursuant to that certain Credit Agreement, dated as of July 28, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grantor, Morgans Group LLC (the “MG Borrower” and together with Grantor, collectively, “Borrowers”), Morgans Hotel Group Co., the lenders from time to time party thereto as “Lenders”, Agent, and the other parties thereto, Lenders and Agent have agreed to make available to Borrowers certain financial accommodations in an aggregate principal amount not to exceed $100,000,000.00 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, to evidence the financial accommodations available directly to Borrowers under the Credit Agreement, Borrowers have executed and delivered Notes, as of even date herewith, in favor of the Lenders as payees in an aggregate maximum principal amount equal to $100,000,000.00 (including any subsequent renewals, amendments or substitutions, referred to herein collectively, as the “Note”); and
WHEREAS, Grantor’s execution and delivery of this Security Instrument to secure, among other things, its obligations under the Note and the Credit Agreement, is a condition to Agent and Lenders making, and continuing to make, such financial accommodations to Borrowers.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor and Agent agree as follows:
ARTICLE I
Defined Terms
Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the State of New York have the respective meanings given such terms therein. In addition, as used in this Security Instrument, the following terms shall have the following meanings:
“Assignment of Leases and Rents” means the Assignment of Leases and Rents of even date herewith from Grantor as assignor thereunder to Mortgagee as assignee thereunder, covering the Leases and Rents, and given as an absolute assignment as an additional source of repayment of the Obligations.

“Boucher Brothers Agreement” means that certain Agreement, dated as of July 1, 2004, between Grantor and Boucher Brothers Management, Inc., a Florida corporation, as amended, restated, extended, supplemented or otherwise modified from time to time.
“Collateral” means the Property, Improvements, Fixtures, and Personalty together with:
(a) all rights, privileges, tenements, hereditaments, royalties, minerals, oil and gas rights, rights-of-way, zoning rights, development rights, air rights, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest, if any, of Grantor, in and to any streets, ways, alleys, strips or gores of land adjoining the Property or any part thereof; and
(b) all betterments, improvements, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto, and all reversions and remainders therein; and
(c) all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Property, Improvements, Fixtures or Personalty including, but not limited to, those for any vacation of, or change of grade in, any streets affecting the Property or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Property; and
(d) all of Grantor’s right, title and interest in and to any proceeds of insurance required or maintained pursuant to the terms of Section 3.12 hereof; and
(e) all of Grantor’s right, title and interest in, to and under any management or leasing agreement with respect to the Property and Improvements, including without limitation, (a) all rights of Grantor to damages arising out of, or for, breach or default in respect thereof and (b) all rights of Grantor to perform and exercise all rights and remedies thereunder; and
(f) subject to the provisions of Section 8.3 hereof, all of the Leases and Rents; and
(g) any and all other security and collateral, of any nature whatsoever, now or hereafter given for the repayment or the performance and discharge of the Obligations.
As used in this Security Instrument, the term “Collateral” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein; provided that the term “Collateral” shall not include any Excluded Property but if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

“Credit Agreement” has the meaning given that term in the recitals above.
“Excluded Property” has the meaning set forth in the Security Agreement.
“Event of Default” means any failure, happening or occurrence described in Article V hereinbelow.
“Fixtures” means fixtures now or hereafter located on the Property and shall in any event include all materials, supplies, Equipment, apparatus and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Property, including, but not limited to, any and all building and construction materials and supplies, furniture, furnishings, apparatus, machinery, equipment, motors, elevators, escalators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment, telephone systems, televisions and televisions systems, computer systems, and appurtenances thereto, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (but excluding in every event fixtures belonging to Tenants which do not become property of the Grantor upon expiration or earlier termination of the applicable Lease).
“Food and Beverage Lessee/Operators” shall mean SC Collins LLC, a Delaware limited liability company.
“Impositions” means (i) all real estate and personal property taxes, charges, assessments, excises and levies and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Collateral or the ownership, use, occupancy or enjoyment thereof, or any portion thereof; (ii) any charges, fees, license payments or other sums payable for any easement, license or agreement maintained for the benefit of the Collateral; and (iii) water, gas, sewer, electricity, telephone and other utility charges and fees related to the Collateral.
“Improvements” means any and all structures, buildings, improvements, additions, alterations, betterments or appurtenances to the Property, whether now existing or at any time hereafter situated, placed or constructed upon the Property, or any part thereof.
“Leases” means any and all leases, subleases, licenses, concessions, rental agreements or other agreements (written or oral, now or hereafter in effect) which grant rights to use, enjoy and/or occupy all or any part of the Collateral or which grant a possessory interest in and to, or the right to use, all or any part of the Collateral, together with all security and other deposits made in connection therewith and all guaranties thereof, together with and all extensions, renewals, supplements, modifications or replacements of any of the foregoing.

“Legal Requirements” means (i) any and all judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Grantor or MG Borrower, or applicable to, affecting or impacting in any way the Collateral, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) any and all covenants, conditions and restrictions contained in any deed or other form of conveyance or in any other instrument of any nature that relate in any way or are applicable to the Collateral or the ownership, use or occupancy thereof; and (iii) Grantor’s or MG Borrower’s presently or subsequently effective bylaws and articles of incorporation, partnership agreement, partnership certificate, joint venture agreement, articles of organization, operating agreement, trust agreement or other form of business association agreement.
“Obligations” has the meaning ascribed to such term in the Credit Agreement.
“Permitted Encumbrances”: The “Permitted Liens” (as defined in the Credit Agreement), which include those items listed on Exhibit B attached hereto and incorporated herein by this reference.
“Personalty” means all of the Grantor’s right, title and interest in, to and under all of the personal property of the Grantor, now owned or hereafter acquired, located on, attached to or used in or about the Improvements and Property, including without limitation, all of the following:
(a) all machinery, equipment, systems, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures, Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefore (including, but not limited to, all plumbing, lighting and elevator fixtures, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, minors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, Venetian blinds, wall coverings, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, flatware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, telephone systems, computerized accounting systems, engineering equipment, vehicles, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, theft prevention equipment, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Property or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Property or the Improvements or appurtenant thereto, (hereinafter, all of the foregoing items described in this Paragraph (a) are collectively called the “Equipment”), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures and are part of the real estate and security for the performance of Grantor’s obligations.

(b) all inventory as defined in the Uniform Commercial Code applicable in the State of New York, including, without limitation, provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise for sale, fuel, mechanical supplies, stationery and other supplies and similar items (the “Inventory”);
(c) all other goods now or hereafter relating to the Property and Improvements;
(d) all accessions to any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;
(e) all accounts now or hereafter arising from or by virtue of any transactions related to the Property or the Improvements, including without limitation, (i) all rights to payment of any monetary obligation, whether or not earned by performance, (x) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of or (y) for services rendered or to be rendered, (ii) all rents, fees, charges or other payments for the use or occupancy of all or any portion of the Improvements or any of the other Collateral, and (iii) all rights to payment of any interest or finance charges payable to Grantor;
(f) to the extent permitted to be assigned by the terms thereof or by Applicable Law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency now or hereafter relating to the Property or Improvements;
(g) all general intangibles, including without limitation, all payment intangibles and all rights of Grantor under any contract, trademarks, tradenames, service marks and symbols now or hereafter used in connection with the Property or the Improvements, and all names and all rights to carry on business under such names, and all rights as a developer or declarant relating to the Property or Improvements), now or hereafter relating to the Property or the Improvements;
(h) all chattel paper, instruments, investment property, letter-of-credit rights, money, documents, supporting obligations and deposit accounts now or hereafter arising from or by virtue of any transactions related to the Property or the Improvements;
(i) all insurance policies of any kind maintained in effect by the Grantor or of which the Grantor is the beneficiary, now existing or hereafter acquired relating to the Property and Improvements, under which any of the property referred to in any of the preceding clauses above is insured, including without limitation, any proceeds payable to the Grantor pursuant to such policies and any unearned premiums thereon; and
(j) all cash and non-cash proceeds of any of the foregoing, which in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Mortgagee or Lenders from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Collateral including all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Instruments, contract rights, Inventory, Equipment, Deposit Accounts, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof; (ii) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.
“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, together with all of the easements, rights, privileges, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired.
“Rents” means all receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the rental, lease, franchise and use of space at the Property and/or Improvements or which relate to the Food and Beverage Lessee/Operators (it being acknowledged by Lender that the security interest granted hereunder in receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the Food and Beverage Lessee/Operators shall not attach to interests of third-party joint venture partners of Grantor which are not affiliates of MG Borrower and/or Grantor) and rental and use of guest rooms or meeting rooms or banquet rooms or recreational facilities or bars, beverage or food sales, vending machines, mini-bars, room service, telephone, video and television systems, electronic mail, internet connections, guest laundry, bars, the provision or sale of other goods and services, and all other payments received from guests or visitors of the Property and/or Improvements, and other items of revenue, receipts or income, all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by, or issued in favor of, Grantor in connection therewith to the extent of Grantor’s rights or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Property, the Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments now existing or hereafter arising, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents.
“Tenant” means the tenant or lessee under any Lease.

ARTICLE II
Grant and Conveyance
Section 2.1 Grant and Conveyance. For and in consideration of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, MORTGAGE, TRANSFER, PLEDGE and SET OVER unto Mortgagee and the Mortgagee’s successors and/or assigns, the Collateral, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Collateral and all parts, rights, members and appurtenances thereof, IN FEE SIMPLE forever, as security for the full and timely payment and performance of the Obligations, for the benefit of Mortgagee and its successors and/or assigns. Grantor warrants and covenants that Grantor is lawfully seized and possessed of the Collateral as aforesaid, and has good right to convey the same subject only to the Permitted Encumbrances, and that Grantor does warrant and shall forever defend the title thereto against the claims of all Persons whomsoever, subject as to the Permitted Encumbrances.
Section 2.2 Intentionally Omitted.
Section 2.3 Revolving Loan Account; Future Advances. This Security Instrument secures a “revolving loan account”, and payment of any amounts outstanding under the Note or the Credit Agreement from time to time shall not cancel or release this Security Instrument, and re-advances shall be secured to the same extent as original obligations hereunder. This Security Instrument shall secure such future advances as may be made by Mortgagee, at its option and for any purpose, within twenty (20) years from the date of this Security Instrument, whether made directly to Grantor or made to MG Borrower. All such future advances shall be included within the “Obligations,” shall be secured to the same extent as if made on the date of the execution of this Security Instrument, and shall take priority from the time this Security Instrument is filed for record as provided by law. The total amount of indebtedness secured by this Security Instrument may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed the maximum principal amount of $200,000,000, plus interest and any disbursements made for the payment of taxes, levies or insurance on the Property, with interest on those disbursements, plus any increase in the principal balance as the result of negative amortization or deferred interest. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Grantor shall not file for record any notice limiting the maximum principal amount that may be secured by this Security Instrument to a sum less than the maximum principal amount set forth in this paragraph.

ARTICLE III
Covenants, Warranties and Representations
Grantor hereby unconditionally covenants, warrants and represents to Agent and Lenders as follows (which covenants, warranties and representations have been and will be relied upon by Agent and Lenders in advancing funds to Borrowers under the Loan Documents):
Section 3.1 Title to Collateral and Priority of this Instrument. Grantor has good, marketable and indefeasible fee simple title to the Property and Improvements, and good and marketable title to the Fixtures and Personalty, free and clear of any Liens options (except as set forth in the Leases), leases (other than the Leases), covenants and other rights, titles, interests or estates of any nature whatsoever except the Permitted Encumbrances. Except to the extent any of the following constitutes Excluded Property, this Security Instrument (a) constitutes a valid and enforceable first priority mortgage lien against the Property, Improvements and Fixtures; (b) creates valid and enforceable first priority security interest in and to the Personalty and, to the extent that the terms Leases and Rents include items covered by the Uniform Commercial Code as adopted in the State of New York, in the Leases and Rents; and (c) constitutes a valid and enforceable first priority assignment of the Leases and Rents not covered by such Uniform Commercial Code, all in accordance with the terms hereof.
Section 3.2 Hazardous Materials. Except as could not reasonably be expected to result in a Material Adverse Effect, the Collateral has not been used to treat, store or dispose of any Hazardous Materials in violation of Environmental Laws, and, no such Hazardous Materials (including without limitation, any materials containing asbestos), are located on, in or under the Collateral or used or emitted in connection therewith in violation of Environmental Laws, except as disclosed in writing in any environmental assessment reports delivered to Agent and upon which Agent and Lenders are entitled to rely. Grantor has obtained and shall maintain all licenses, permits and approvals required with respect to Hazardous Materials, and is in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals, in each case, except as could not reasonably be expected to result in a Material Adverse Effect. No portion of the Property is a wetland. Grantor shall promptly notify Agent of any (a) material change in the nature or extent of any Hazardous Materials, maintained on, in or under the Collateral or used or emitted in connection therewith and (b) change in wetlands located on the Property.
Section 3.3 Separate Tract. The Property is not a part of a larger tract of land owned by Grantor or any of its Affiliates and is not otherwise included under any unity of title or similar covenant with other lands not encumbered by this Security Instrument

Section 3.4 Leases. (a) Grantor has good title to the Leases and Rents and all requisite right, power and authority to assign the Leases (other than the Boucher Brothers Agreement) and Rents, and no other Person has any right, title or interest therein (other than the lessee’s interest therein held by a Tenant thereunder).
(b) Grantor has duly and punctually performed all of the material terms, covenants, conditions and warranties of the Leases on Grantor’s part to be performed, except for any nonperformance which could not reasonably be expected to result in a Material Adverse Effect.
(c) Except for transactions which have been terminated, Grantor has not previously sold, assigned, transferred, encumbered, mortgaged or pledged the Leases or the Rents, whether now due or hereafter to become due.
(d) There are no options to purchase all or any portion of the Collateral contained in any Lease. There are no options to renew by any Tenant except as stated in the Leases. Grantor shall furnish to Agent, promptly upon Agent’s request, true and complete copies of all Leases, and all extensions, supplements, modifications and amendments thereof.
(e) Grantor shall observe, perform and discharge all of its material obligations, covenants and warranties under the Leases, and Grantor shall give prompt notice to Agent of any failure on the part of Grantor to observe, perform or discharge any of the same.
(f) So long as the Obligations remain unpaid and undischarged, and unless Agent otherwise consents in writing, the fee and the leasehold estates in and to the Collateral shall not merge, but shall always remain separate and distinct, notwithstanding the union of such estates (without implying Agent’s consent to such union) either in Grantor, Agent or in any Tenant or in any third party by purchase or otherwise.
(g) From time to time upon Agent’s written request, Grantor shall furnish to Agent a current rent roll and the affidavit of an officer of Grantor, certifying as to certain matters with respect to the Leases and Rents, in form and substance reasonably satisfactory to Agent.
(h) From time to time upon the written request of Agent, but no more often than annually, Grantor shall cause to be furnished to Agent the estoppel certificate of each Tenant, in form and substance reasonably acceptable to Agent.
Section 3.5 Use. Grantor shall use the Collateral for commercial purposes only. Grantor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Collateral in any manner or for any purpose which (a) except as could not reasonably be expected to result in a Material Adverse Effect, violate any Legal Requirement, or (b) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

Section 3.6 Alterations or Waste. Grantor shall not commit or permit any physical waste of the Collateral, and shall not, without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed, make or permit to be made any alteration (excluding any external structures) to the Collateral in excess of $5,000,000 per calendar year, except for (i) tenant improvement work under a Lease approved by Agent, (ii) alterations necessary to protect the safety of tenants or patrons of other users of the Property and the value of the Property, (iii) all alterations necessary to comply with Section 3.11 and (iv) the replacement of FF&E to the extent being of a routine and recurring nature and performed in the ordinary course of business of Grantor.
Section 3.7 Compliance with Legal Requirements. Except as could not reasonably be expected to result in a Material Adverse Effect, Grantor shall promptly and faithfully comply with, conform to and obey all present and future Legal Requirements including, without limitation, the Americans with Disabilities Act of 1990, as amended (42 USC § 12101, et seq.), the Federal Architectural Barriers Act, as amended (42 USC § 4151, et seq.), the Fair Housing Amendments Act of 1988, as amended (42 USC § 3601, et seq.) and The Rehabilitation Act of 1973, as amended (29 USC § 794), whether or not same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of the Collateral.
Section 3.8 [Intentionally Omitted].
Section 3.9 Prior Security Instrument Status. Grantor shall protect the first priority status of the Lien of this Security Instrument and shall not place, or permit to be placed, except for Permitted Encumbrances, otherwise convey, mortgage, hypothecate or encumber the Collateral with, any other Lien, regardless of whether same is allegedly or expressly inferior to the title created by this Security Instrument, except in favor of Mortgagee. If any such Lien is asserted against the Collateral, Grantor shall promptly, and at its sole cost and expense, (a) give Agent written notice thereof within 5 days from Grantor obtaining knowledge of such Lien and (b) take such action so as to cause the same to be released, bonded or stayed to Agent’s reasonable satisfaction, or so long as the property subject to the lien of this Security Instrument is not impaired, contest the same in accordance with the provisions of the Credit Agreement. Such notice shall specify who is asserting such Lien and shall detail the origin and nature of the underlying facts giving rise to such asserted Lien.
Section 3.10 Payment of Impositions.
(a) Payment of Impositions. Grantor shall duly pay and discharge, or cause to be paid and discharged, the Impositions as provided in Section 8.5 of the Credit Agreement.
(b) Change in Law. If after the date hereof any change in Applicable Law governing the taxation of deeds of trust, mortgages or security agreements, or assignments of leases or debts secured thereby or the manner of collecting such taxes shall occur, and Agent reasonably determines that such change, adoption would adversely affect Agent’s, the Issuing Bank’s or the Lenders’ rights or benefits under the Loan Agreement, Grantor shall promptly pay any tax resulting from such adoption, change or making on or before the due date thereof.
Section 3.11 Repair. Grantor shall protect and preserve the Collateral and maintain all Collateral in good repair, working order and condition, ordinary wear and tear and casualty events excepted.

Section 3.12 Insurance.
(a) Types of Insurance. Grantor shall procure for, deliver to, and maintain for the benefit of Agent, or cause the Tenant(s) to procure for, deliver to and maintain for the benefit of Agent, during the term of this Security Instrument original paid up insurance policies or certified copies of paid up insurance policies (or, if there is blanket coverage, Agent shall require an underlier policy with the Collateral identified and specifically allocated amounts shown) in such amounts, form and substance as are required under Section 8.4 of the Credit Agreement.
(b) Insurance Companies, Form of Policies. All insurance policies maintained pursuant to this Section shall be in form and substance satisfactory to Agent, provided that all policies of liability coverage shall require not less than 30 days’ prior written notice to Agent of any cancellation, termination, expiration or change in coverage. Without limiting the discretion of Agent with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Collateral shall contain a standard mortgagee clause (without contribution) naming Agent as mortgagee with loss proceeds payable to Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named insured; (ii) the occupation or use of the Collateral for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Agent under the Loan Documents; or (iv) any change in title to or ownership of the Collateral or any portion thereof, such proceeds to be held for application as provided in the Loan Documents.
(c) Proof of Insurance. Within one (1) Business Day of the expiration or renewal date of each policy maintained pursuant to this Section, Grantor shall deliver to Agent evidence reasonably satisfactory to Agent that such policy has been renewed and that any such premiums related to such policy have been timely paid (which premiums may be financed pursuant to a payment or financing plan provided by the insurance carrier providing such insurance). In the event of foreclosure of this Security Instrument or any other transfer of title to the Collateral in extinguishment of the Obligations, all right, title, and interest of Grantor in and to all insurance policies then in force with respect to the Collateral shall pass to the purchaser or Agent.
(d) Grantor’s Statement of Insurance Carried. If at any time requested by Agent, Grantor shall furnish to Agent copies of certificates evidencing the amounts of insurance maintained in compliance with this Section 3.12, of the risks covered by such insurance, and of the insurance company or companies which carry such insurance.
(e) Payment of Proceeds to Agent. While an Event of Default exists, Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section and to collect and receive the proceeds from any such policy or policies. In addition, Grantor hereby authorizes and directs each insurance company to make payment for all losses involving casualty insurance proceeds (other than business interruption insurance proceeds) in excess of $5,000,000 (a “Major Casualty”) directly to Agent. If any insurance company fails to disburse directly and solely to Agent in accordance with the requirements of the immediately preceding sentences, but disburses instead either solely to Grantor or to Grantor and Agent jointly, Grantor agrees immediately to endorse and transfer such proceeds to Agent. Upon the failure of Grantor to endorse and transfer such proceeds as aforesaid, Agent may execute such endorsements or transfers for and in the name of Grantor, and Grantor hereby irrevocably appoints Agent as Grantor’s agent and attorney-in-fact to do so, such appointment being coupled with an interest and being irrevocable.

(f) Application of Proceeds. After deducting from said insurance proceeds all of its actual, out-of-pocket expenses incurred in the collection and administration of such sums, including reasonable attorneys’ fees actually incurred, Agent shall apply the net proceeds of any Major Casualty or any part thereof:
(i) upon the written request of Grantor (which request shall set forth in reasonably sufficient detail that each of the following conditions have been satisfied), towards the restoration of the Collateral, provided that the following conditions (the “Restoration Conditions”) are met to the reasonable satisfaction of Agent:
(a) in Agent’s reasonable judgment, the Collateral can, with diligent restoration, be returned to a condition at least equal to the condition thereof that existed prior to the casualty within 60 days prior to the Maturity Date; provided however that this condition shall not apply in the event that (i) a new Appraisal of the Property in its then current condition is delivered pursuant to Section 4.2(c) of the Credit Agreement, (ii) a forward looking calculation of the Adjusted Net Operating Income of the Property for the immediately succeeding four (4) fiscal quarters, on a Pro Forma Basis taking into account the then current condition of the Property, is mutually agreed upon by Grantor and Agent, (iii) MG Borrower shall have delivered a Borrowing Base Certificate to Agent which Borrowing Base Certificate shall be calculated using the information determined pursuant to the immediately preceding clauses (i) and (ii) and (iv) based on the Borrowing Base calculated in the Borrowing Base Certificate delivered pursuant to the immediately preceding clause (iii), Borrowers is in compliance with Section 2.6(b) of the Credit Agreement.
(b) no Event of Default exists;
(c) all necessary Governmental Approvals can be obtained to allow the rebuilding and reoccupancy of the Collateral;
(d) there are sufficient sums available (through net proceeds and contributions by Grantor), for restoration or repair; and
(e) the amount of such proceeds (other than business interruption insurance proceeds) is not greater than $100,000,000; or
(ii) if the Restoration Conditions are not satisfied within 90 days following a Major Casualty, to the payment of the Obligations, whether or not due and as provided in Section 11.4 of the Credit Agreement or for any other purposes or objects for which Agent is expressly entitled to advance or apply funds under the Loan Documents;
all without affecting the Lien of this Security Instrument, and any balance of such moneys then remaining shall be paid to Grantor or whomever may be legally entitled thereto. Agent and Lenders shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

Section 3.13 Restoration Following Casualty. If any act or occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (including any casualty for which insurance was not obtained or obtainable), shall result in damage to, or loss or destruction of, the Collateral in an amount in excess of $500,000, Grantor shall give notice thereof to Agent promptly and, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds (if any) shall be sufficient for the purpose, Grantor shall commence and continue diligently to completion to restore, repair, replace and rebuild the Collateral in accordance with all Legal Requirements as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.
Section 3.14 Hold Harmless. Grantor shall defend, at its own cost and expense, and hold Agent and Lenders harmless from any action, proceeding or claim affecting the Collateral or the Loan Documents, and all costs and expenses incurred by Agent and/or Lenders in protecting its interests hereunder in such an event (including all court costs and attorneys’ fees) shall be borne by Grantor and secured hereby, except to the extent the same are caused by the gross negligence or willful misconduct of Agent or any Lender, as applicable.
Section 3.15 [Intentionally Omitted].
Section 3.16 No Conflicts, Etc. The execution, delivery and performance of this Security Instrument and the other Security Documents encumbering or relating to any of the Collateral, in accordance with their respective terms do not and will not, by the passage of time, the giving of notice, or both: (a) require any Governmental Approval or violate any Applicable Law relating to Grantor or any of the Collateral; (b) conflict with, result in a breach of or constitute a default under the organizational documents of Grantor, or any indenture, agreement or other instrument to which Grantor is a party or by which it or any of the Collateral may be bound; or (c) except as provided herein or therein, result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral.
Section 3.17 Licenses and Permits. Grantor currently holds and will continue to hold (i) all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person, the absence of which could reasonably be expected to result in a material adverse effect on the ownership, occupancy or operation of the Property and Improvements, taken as a whole, and (ii) the right to use the name “Delano” pursuant to the Delano Management Agreement in connection with the operation of the Property and Improvements. As of the date hereof, all such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.

ARTICLE IV
Condemnation
Section 4.1 Condemnation.
(a) Taking. If all or any portion of the Collateral is taken by condemnation or eminent domain powers of any Governmental Authority (or any transfer by private sale in lieu thereof), either temporarily or permanently, then, if any Event of Default then exists or the award and other proceeds payable in connection therewith exceeds $5,000,000 (a “Major Taking”), then such amount shall be paid to Agent and applied to payment of the Obligations after deducting any costs (including reasonable attorneys’ fees) incurred by Agent in connection therewith, or otherwise applied as provided in Section 11.4 of the Credit Agreement.
(b) Participation in Proceedings. Grantor shall promptly notify Agent of any actual or threatened initiation of any condemnation or eminent domain proceeding as to any part of the Collateral and, upon Agent’s request, shall promptly deliver to Agent copies of any and all papers served or received in connection with such proceedings. Agent shall have the right, at its option, to participate in such proceedings at the sole cost and expense of Grantor (including without limitation the Agent’s attorneys’ fees). Grantor shall execute such documents and take such other steps as required to permit such participation.
(c) Right to Settle Claims. Agent is hereby authorized, at any time that an Event of Default shall have occurred and be continuing, to adjust, compromise and collect any condemnation or eminent domain award or settle a claim for damages and to apply the same to the Obligations in accordance with the applicable provisions of the Loan Documents.
(d) Use of Proceeds. Grantor hereby assigns to Agent for the benefit of Lenders any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Collateral or any rights appurtenant thereto, and Agent is authorized, at its option, to collect and receive all such compensation, awards or damages in respect of a Major Taking or otherwise when any Event of Default exists and to give proper receipts and acquittances therefor without any obligation to question the amount of any such compensation, awards or damages. The proceeds of any such condemnation award or proceeds or any part thereof, to the extent not applied pursuant to Section 4.1(a), shall be applied:
(i) if the Restoration Conditions in Section 3.12(f) are satisfied, towards restoration of the Collateral; or
(ii) if the Restoration Conditions are not satisfied, to the payment of the Obligations, whether or not due and as provided in Section 11.4 of the Credit Agreement, or for any other purposes or objects for which Agent is expressly entitled to advance or apply funds under the Loan Documents.
(e) Further Assignment. Grantor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Agent may reasonably require to effect the terms of this Security Instrument. If, prior to the receipt by Agent of such award or proceeds, the Collateral shall have been bid on foreclosure of this Security Instrument, Agent shall have the right to receive such award or proceeds to the extent of any unpaid Obligations following such sale, with legal interest thereon, whether or not a deficiency judgment on this Security Instrument, the Obligations or the other Loan Documents shall have been sought or recovered, and to the extent of attorneys’ fees, costs and disbursements incurred by Agent in connection with the collection of such award or proceeds. If Grantor fails to assign such compensation, awards, damages, claims, rights of action, and proceeds as aforesaid, Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby appoints Agent as Grantor’s agent and attorney-in-fact so to do, such appointment being coupled with an interest and being irrevocable.

ARTICLE V
Events of Default
The term “Event of Default,” as used herein, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following (and Grantor shall be entitled to no notice of default other than as provided for below):
Section 5.1 Credit Agreement. The occurrence of an Event of Default under and as defined in the Credit Agreement.
Section 5.2 Foreclosure of Other Liens. If the holder of any Lien on any of the Collateral or any Lien secured by a pledge of a direct or indirect ownership interest in Grantor institutes foreclosure proceedings for the enforcement of its Lien, unless, as to mechanics’ or materialmen’s Lien, (i) such Lien is released from or cannot be enforced against the Collateral (by bonding the same off or otherwise) within 10 days after such foreclosure proceedings are instituted and (ii) the filing of such mechanic’s or materialmen’s Lien or other action taken by the lienor in connection therewith is not otherwise an Event of Default hereunder or under the Credit Agreement.
Section 5.3 Disposition of Collateral and Beneficial Interest in Grantor. Except as expressly permitted under the Credit Agreement or any other Loan Document, the occurrence of any sale, lease, exchange, assignment, conveyance, transfer or other disposition of all or any part of the Collateral, or any part thereof or any interest therein, or the conveyance, assignment, transfer or other disposition of all or any part of a direct beneficial ownership interest in Grantor.
Section 5.4 Further Encumbrances. Except as permitted under the Credit Agreement or any other Loan Document, and except for the Permitted Encumbrances, Grantor creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Lien on all or any part of the Collateral (regardless of whether such Lien is expressly subordinate to the lien of this Security Instrument or any other Security Document) or if Grantor violates the provisions of Section 3.19.
Section 5.5 Event of Default under any other Loan Document. If an Event of Default shall occur under and as defined in any other Loan Document purported to create a Lien on any of the Collateral.

ARTICLE VI
Remedies
Section 6.1 Remedies. If an Event of Default exists, Agent may, and at the direction of the Requisite Lenders shall, exercise any or all of the following rights, remedies and recourses:
(a) Termination of License. (i) Terminate the License granted to Grantor in Section 8.3 hereof and exercise the rights, powers and privileges of landlord under the Leases, and then and thereafter, with or without taking possession of the Collateral, in Grantor’s own name or in the name of Agent, demand, collect, receive, sue for, attach and levy on the Rents (including demand for Rents collected for the period in which the demand occurs) and give proper receipts, releases and acquittances therefor.
(ii) Deliver a written demand to any Tenant for payment of Rents, which demand shall be sufficient evidence of each such Tenant’s obligation and authority to make all future payments of Rents to Agent without the necessity for further consent by the Grantor. Grantor, for itself and its agents, covenants and agrees not to countermand any such written demand to Tenants for payment of Rents.
(b) Entry on Collateral. (i) Demand that Grantor, and upon such demand Grantor shall, forthwith surrender to Agent the actual possession of the Collateral, and to the extent not prohibited by Applicable Law, enter and take possession of all of the Collateral without the appointment of a receiver, or an application therefor, and exclude Grantor and its agents and employees wholly therefrom, and have joint access with Grantor to the books, papers and accounts of Grantor.
(ii) If Grantor shall for any reason fail to surrender or deliver the Collateral or any part thereof after such demand by Agent, Agent may seek a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Collateral to Agent, and Grantor hereby specifically covenants and agrees that Grantor shall not oppose, contest or otherwise hinder or delay Agent in any action or proceeding by Agent to obtain such judgment or decree. Grantor shall pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Obligations and shall be secured by this Security Instrument.

(iii) Upon every such entering on or taking of possession, Agent may hold, store, use, operate, manage and control the Collateral and conduct the business thereof, and, from time to time, (A) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property, (B) insure or keep the Collateral insured, (C) manage and operate the Collateral and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise act with respect to the same, and (D) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Agent, all as Agent from time to time may determine to be in its best interest. Anything in this Security Instrument to the contrary notwithstanding, neither Agent nor any Lender shall be obligated to discharge or perform the duties of the landlord to any Tenant or incur any liability as the result of any exercise by Agent of its rights under this Security Instrument, and Agent shall be liable to account only for the Rents actually received by Agent.
(iv) Make, modify, enforce, cancel or accept surrender of any Lease, remove and evict any Tenant, increase or decrease Rents under any Lease, appear in and defend any action or proceeding purporting to affect the Collateral, and perform and discharge each and every obligation, covenant and agreement of Grantor contained in any Lease, whether or not Agent takes possession of the Collateral.
(v) Neither the entering upon and taking possession of the Collateral, nor the collection of any Rents and the application thereof as aforesaid, shall cure or waive any Event of Default theretofore or thereafter occurring, or affect any notice of an Event of Default hereunder or invalidate any act done pursuant to any such notice. Neither Agent nor any Lender shall be liable to Grantor, anyone claiming under or through Grantor, or anyone having an interest in the Collateral by reason of anything done or left undone by Agent hereunder. Nothing contained in this subsection (b) shall require Agent to incur any expense or do any act. If the Rents are not sufficient to meet the costs of taking control of and managing the Collateral and/or collecting the Rents, any funds expended by Agent or Lenders for such purposes shall become Obligations of Grantor to Agent or Lenders, as the case may be, secured by this Security Instrument. Such amounts, together with interest at the Post-Default Rate, and attorneys’ fees, if applicable, shall be immediately due and payable. Notwithstanding Agent’s continuance in possession or receipt and application of Rents, Agent shall be entitled to exercise every right provided for in this Security Instrument or by Applicable Law upon or after the occurrence of an Event of Default. Any of the actions referred to in this subsection (b) may be taken by Agent at such time as Agent is so entitled, without regard to the adequacy of any security for the Obligations hereby secured.

(c) Foreclosure and Sale. If the Obligations have been accelerated pursuant to the Credit Agreement, institute an action to foreclose this Security Instrument, or take such other action as may be allowed at law or in equity, for the enforcement hereof and realization on the Collateral or any other security which is herein or elsewhere in the Loan Documents provided for the Collateral or any part thereof at one or more sales before the door of the courthouse of the county in which the Property or any part of the Property is situated, or such other place as is required or permitted by Applicable Law, without notice except as required or set forth herein or otherwise required by Applicable Law, to the highest bidder for cash, or to proceed to final judgment and execution thereon, in order to pay the Obligations, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys’ fees, all costs of suit, interest at the Post-Default Rate as provided in the Credit Agreement on any judgment obtained by Agent from and after the date of any sale of the Collateral (which may be sold in one parcel or in such parcels, manner or order as Agent shall elect) until actual payment is made of the full amount due Agent and Lenders, without further stay, any law, usage or custom to the contrary notwithstanding. In the event of any sale pursuant to any order in any judicial proceedings or otherwise, the Collateral may be sold as an entirety or in separate parcels and in such manner or order as Agent in its sole discretion may elect, and if Agent so elects, Agent may sell the Personalty covered by this Security Instrument at one or more separate sales in any manner permitted by the Uniform Commercial Code as adopted in the State of New York, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Collateral is sold or the Obligations are paid in full. If the Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Agent may at its option exhaust the remedies granted under any of said security instruments, either concurrently or independently, and in such order as Agent may determine.
Immediately upon the first insertion of any advertisement or notice of any such sale, there shall be and become due and owing from the Grantor all reasonable expenses incident to said advertisement or notice, all court costs and all reasonable expenses incident to any foreclosure proceedings brought under this Security Instrument, including reasonable attorneys’ fees. No party shall be required to receive only the aggregate indebtedness then secured hereby with the interest thereon to the date of payment unless the same shall be accompanied by a tender of the said expenses, costs and commissions.
Agent, may, in addition to and not in abrogation of the rights covered under the immediately preceding subparagraph, or elsewhere in this Article VI, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Obligations or the performance of any term, covenant, condition or agreement of this Security Instrument or any other right and (ii) to pursue any other remedy available to it, all as Agent at its sole discretion shall elect.
(d) Receiver. Agent, to the extent permitted by Applicable Law, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Collateral and to collect and apply the incomes, rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Florida. Grantor shall pay to Agent upon demand all expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to the provisions of this subsection, and any such amounts paid by Agent shall be added to the Obligations and shall be secured by this Security Instrument.

(e) Performance by Agent. At Agent’s option and without any obligation to do so, pay, perform or observe any term, covenant or condition of this Security Instrument not paid, performed or observed by Grantor, and all payments made or costs or expenses incurred by Agent in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Agent with interest thereon at the Post-Default Rate. Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid Agent is hereby empowered to enter and to authorize others to enter upon the Collateral or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.
(f) Relief From Automatic Stay. If Grantor is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization, or similar proceeding, federal or state, voluntary or involuntary, under any present or future Applicable Law, Agent shall be entitled to relief from the automatic stay as to the enforcement of its remedies under the Loan Documents against the Collateral, including specifically, but not limited to, the stay imposed by 11 U.S.C. Section 362, as amended, and Grantor hereby consents to the immediate lifting of any such automatic stay and will not contest any motion by Agent to lift such stay.
(g) Other. Exercise any and all other rights, remedies and recourses granted under this Security Instrument (including, without limitation, those set forth in Articles VII, VIII and IX hereinbelow) or now or hereafter existing in equity, at law, by virtue of statute or otherwise.
Section 6.2 Separate Sales. With respect to sales hereunder, the Collateral may be sold in one or more parcels and in such manner and order as Agent, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
Section 6.3 Remedies Cumulative, Concurrent and Non-Exclusive. Agent and Lenders shall have all rights, remedies and recourses granted in this Security Instrument and available under Applicable Law (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Collateral or any portion thereof), and if such Event of Default also constitutes an Event of Default under the Credit Agreement, all rights, remedies and recourses granted in the Loan Documents and available under Applicable Law. All such rights and remedies (a) shall be cumulative and concurrent, to the fullest extent permitted by Applicable Law, (b) may be pursued separately, successively or concurrently against Grantor, MG Borrower or any other Loan Party or any other Person, or against any of the Collateral (as defined in the Credit Agreement), or against any one or more of them, at the sole discretion of Agent, all to the fullest extent permitted by Applicable Law, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

Section 6.4 No Conditions Precedent to Exercise of Remedies. Neither Grantor, MG Borrower, any other Loan Party or any other Person obligated for payment of all or any part of, or fulfillment of all or any of, the Obligations, shall be relieved of such obligation by reason of (a) the failure of Agent or any Lender to comply with any request of Grantor, MG Borrower, any Loan Party or any other Person so obligated, to foreclose this Security Instrument or to enforce any provisions of the other Loan Documents, (b) the release, regardless of consideration, of any of the Collateral (as defined in the Credit Agreement) or the addition of any other property to such Collateral, (c) any agreement or stipulation between any subsequent owner of any of such Collateral and Agent extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Grantor, MG Borrower, such other Loan Party or such other Person, and in such event, Grantor, MG Borrower, all such other Loan Parties and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged, in writing, by Agent, or (d) by any other act or occurrence, save and except the complete payment and the complete fulfillment of all of the Obligations.
Section 6.5 Release of and Resort to Collateral. Agent may release, regardless of consideration, any part of the Collateral without, as to the remainder of the Collateral, in any way impairing, affecting, subordinating or releasing any of the Liens created or evidenced by any of the Loan Documents or their position as a first and prior Lien in and to the Collateral (as defined in the Credit Agreement). For payment of the Obligations, Agent may resort to any security therefor held by Agent in such order and manner as Agent may elect.
Section 6.6 Waiver of Appraisement, Valuation, etc. Grantor agrees, to the full extent permitted by Applicable Law, that neither Grantor nor anyone claiming through or under Grantor will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Security Instrument or the absolute sale of the Collateral, the delivery of possession thereof immediately after such sale to the purchaser at such sale, or the exercise of any other right or remedy hereunder. Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such Applicable Laws, and any and all right to have assets subject to the Lien of this Security Instrument marshaled upon any foreclosure or sale under the power herein granted or a sale in inverse order of alienation.
Section 6.7 Discontinuance of Proceedings. In case Agent shall have proceeded to enforce any right, power or remedy under this Security Instrument by foreclosure, entry or otherwise, and such proceeding shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then in every such case (a) Grantor and Agent shall be restored to their former positions and rights, (b) all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken, (c) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be and shall be deemed to be a continuing Event of Default and (d) neither this Security Instrument, nor the Obligations, nor any other Loan Document, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment. Grantor hereby expressly waives the benefit of any Applicable Law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the provisions of this Section.

Section 6.8 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, operation or other use of, the Collateral (including, without limitation, the Leases) shall be applied by Agent (or the receiver, if one is appointed) as provided in Section 11.4 of the Credit Agreement.
Section 6.9 Leases. Agent, at its option, is authorized to foreclose this Security Instrument subject to the rights of any Tenants of the Collateral under any Leases, and the failure to make any Tenants parties to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Agent to collect the Obligations.
Section 6.10 Purchase by Agent or Lenders. Upon any foreclosure sale or sales of all or any portion of the Collateral under the power of sale herein granted Agent may bid for and purchase the Collateral and shall be entitled to apply all or any part of the Obligations as a credit to the purchase price.
Section 6.11 Grantor as Tenant Holding Over. In the event of any such foreclosure sale or sales under the power herein granted, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.
Section 6.12 Suits to Protect the Collateral. Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Collateral by any acts which may be unlawful or constitute an Event of Default under this Security Instrument, (b) to preserve or protect its interest in the Collateral and in the Leases and Rents arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment rule or order would impair the security hereunder or be prejudicial to the interest of Agent. In such event, Grantor shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid.
Section 6.13 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by Applicable Law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent allowed in such proceedings for the entire amount of the Obligations at the date of the institution of such proceedings and for any additional amount of the Obligations after such date.
Section 6.14 Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Section 6.1(c) shall become the legal owner of the Collateral or the portion thereof foreclosed. All occupants (except those which have previously executed a prior written agreement with purchaser) of the Collateral or any part thereof shall become tenants at sufferance of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand, subject to the rights, if any, of Tenants.

Section 6.15 Waiver of Grantor’s Rights. BY EXECUTION OF THIS SECURITY INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT AND LENDERS TO ACCELERATE THE INDEBTEDNESS SECURED BY THIS SECURITY INSTRUMENT UPON AN EVENT OF DEFAULT WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT; (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY INSTRUMENT AND ANY AND ALL QUESTIONS OF GRANTOR REGARDING THE LEGAL EFFECT OF THIS SECURITY INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS SECURITY INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS SECURITY INSTRUMENT IS VALID AND ENFORCEABLE BY AGENT AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.
ARTICLE VII
Security Agreement
Section 7.1 Security Interest. This Security Instrument shall also constitute and serve as a security agreement on personal property within the meaning of under the Uniform Commercial Code as enacted in New York with respect to the Personalty, Fixtures, Leases and Rents. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents, does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, to Agent for the benefit of the Lenders a security interest in all of Grantor’s right, title and interest in, to, under and with respect to the Personalty, Fixtures, Leases and Rents now owned or hereafter owned or acquired, in each case, to the extent not constituting Excluded Property, to secure the full and timely payment, performance and discharge of the Obligations. It is the intent of Grantor, Agent and Lenders that this Security Instrument encumber all Leases and Rents, in each case, to the extent not constituting Excluded Property, that all items contained in the definition of “Leases” and “Rents” which are included within Article 9 of the Uniform Commercial Code as adopted in New York be covered by the security interest granted in this Article VII and that all items contained in the definition of “Leases” and “Rents” which are excluded from Article 9 of the Uniform Commercial Code as adopted in New York be covered by the provisions of Article II and Article VIII hereof.

Section 7.2 Financing Statements. Grantor hereby authorizes Agent to file such Financing Statements and such further assurances as Agent may, from time to time, reasonably consider necessary to create, perfect and preserve Agent’s security interest herein granted, and Agent may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law, to so create, perfect and preserve such security interest.
Section 7.3 Uniform Commercial Code Remedies. Agent shall have all the rights and remedies with respect to the Personalty, Fixtures, Leases and Rents afforded to a “secured party” by the Uniform Commercial Code as adopted in New York as to property within the scope thereof, in addition to, and not in limitation of, the other rights and remedies afforded by the Loan Documents.
Section 7.4 Foreclosure of Security Interest. If an Event of Default exists, Agent may elect, in addition to exercising any and all other rights and remedies set forth in Article VI or referred to in Section 7.3 or Article VII hereof, to proceed in the manner set forth in Article 9 of the Uniform Commercial Code as adopted in New York, relating to the procedure to be followed when a Security Agreement covers both real and personal property.
Section 7.5 No Obligation of Secured Party. The assignment and security interest herein granted shall not be deemed or construed to constitute Agent or any Lender as a trustee or mortgagee in possession of the Collateral, to obligate Agent or any Lender to lease the Collateral or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.
Section 7.6 Information for Fixture Filing. This Security Instrument is also being filed as a fixture filing with respect to the portions of the Collateral that are or are to become fixtures relating to the Property or Improvements. Grantor’s exact legal name, type of legal entity and jurisdiction of formation are as set forth in the first paragraph of this Security Deed. Grantor’s organizational identification number is 2345191. Grantor hereby represents to Agent and Lenders that, during the past five years prior to the date hereof, Grantor has not changed its name or merged with or otherwise combined its business with any Person; provided, however, Grantor has converted from a limited partnership. Without giving Agent at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, Grantor shall not (a) change its name; (b) reorganize or otherwise become formed under the laws of another jurisdiction or (c) become bound by a security agreement (other than a Loan Document) of another Person under Section 9-203(d) of the Uniform Commercial Code as in effect in any applicable jurisdiction. The information contained in this Section is provided in connection with the requirements of the Uniform Commercial Code so that this Security Instrument shall serve as a financing statement. The name of Grantor shall be the “Debtor” and the name of the Agent shall be the “Secured Party,” and a statement indicating the collateral covered hereby is set forth in the definition of “Collateral” above.

ARTICLE VIII
Assignment of Leases and Rents
Section 8.1 Assignment. For and in consideration of ONE DOLLAR ($1.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the full and timely payment of the Obligations and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER and DELIVERED, and by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER absolutely unto Agent for the benefit of the Lenders the Leases (whether now existing or entered into after the date hereof) and the Rents, subject only to the hereinafter described License, TO HAVE AND TO HOLD the Leases and the Rents unto Agent, its successors and assigns, for the benefit of the Lenders forever, and Grantor does hereby bind itself, its successors and assigns to WARRANT and FOREVER DEFEND the title to the Leases and the Rents unto Agent against every Person whomsoever lawfully claiming or to claim the same or any part thereof, in each case, other than the Boucher Brothers Agreement, but only to the extent, and for so long as, Grantor’s right to assign the Boucher Brothers Agreement is prohibited pursuant to the terms thereof or such prohibition is rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other Applicable Law. If an Event of Default exists, Agent shall have the right power and privilege (but shall be under no duty) to demand possession of the Rents, which demand shall, to the fullest extent permitted by Applicable Law, be sufficient action by Agent to entitle Agent to immediate and direct payment of the Rents (including delivery to Agent of Rents collected for the period in which the demand occurs and for any subsequent period), for application as provided herein, all without the necessity of any further action by Agent including, without limitation, any action to obtain possession of the Improvements or the Property. Grantor hereby authorizes and directs the Tenants under the Leases to pay Rents to Agent upon written demand by Agent accompanied by a notice from the Agent of the occurrence of an Event of Default, without further consent of Grantor, without any obligation on the part of any Tenant to determine whether an Event of Default has in fact occurred and regardless of whether Agent has taken possession of any portion of the Property, and the Tenants may rely upon any written statement delivered by Agent to the Tenants. Any such payment to Agent shall constitute payment to Grantor under the Leases, and Grantor hereby appoints Agent as Grantor’s lawful attorney-in-fact for giving, and Agent is hereby empowered to give, acquittances to any Tenants for such payments to Agent after a default.

Section 8.2 Intentionally Omitted.
Section 8.3 Limited License. Provided that there exists no Event of Default, Grantor shall have the right under a limited license granted hereby, and Agent hereby grants to Grantor a limited license (the “License”), to collect, all of the Rents arising from or out of the Leases, or any renewals or extensions thereof, or from or out of the Collateral or any part thereof.
Section 8.4 Grantor’s Indemnities. Grantor hereby agrees to indemnify and hold Agent and Lenders free and harmless from and against any and all liability, loss, cost, damage or expense which Agent and/or Lenders may incur under or by reason of this assignment, or for any action taken by the Agent hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Agent and/or Lenders arising out of the Leases (except to the extent caused by the gross negligence or willful misconduct of Agent or any Lender), including specifically, but without limitation, any claim by any Tenant of credit for Rents paid to and received by Grantor, but not delivered to Agent, for any period under any Lease more than 1 month in advance of the due date thereof. If Agent or any Lender incurs any such liability, loss, cost, damage or expense, the amount thereof, including reasonable attorneys’ fees, with interest thereon at the Post-Default Rate, shall be payable by Grantor to Agent immediately, without demand, and shall be secured hereby and by all other Loan Documents.
Section 8.5 Appointment of Attorney-in-Fact. Grantor hereby further constitutes and appoints Agent the true and lawful attorney-in-fact of the Grantor, and in the name, place and stead of said Grantor, to subject and subordinate at any time and from time to time any Lease or any part thereof to the lien and security interest of the Security Instrument or any other mortgage, security deed, deed of trust or security agreement on or to any ground lease of the Collateral, or to request or require such subordination, where such reservation, option or authority was reserved to the Grantor under any such Lease, or in any case where the Grantor otherwise would have the right, power or privilege so to do. The foregoing appointment is irrevocable and continuing and coupled with an interest, and such rights, powers and privileges shall be exclusive in Agent and its successors and assigns so long as any part of the Obligations secured hereby remains unpaid and undischarged. Grantor hereby warrants that Grantor has not at any time prior to the date hereof exercised any such rights, and Grantor hereby covenants not to exercise any such right, to subordinate any such Lease to the lien of this Security Instrument or to any other security deed, mortgage, deed of trust or security agreement or to any ground lease.
Section 8.6 Exculpation of Agent. The acceptance by Agent of this assignment of the Leases and Rents, with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Collateral by Agent, be deemed or construed to constitute Agent a “mortgagee in possession”, nor thereafter or at any time or in any event obligate the Agent to appear in or defend any action or proceeding relating to the Leases, the Rents or the Collateral or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Lease or to assume any obligation or responsibility for any security deposits or other deposits delivered to Grantor by any Tenant and not assigned and delivered to Agent, nor shall Agent be liable in any way for any injury or damage to persons or property sustained by any person or persons, firm or corporation in or about the Collateral.
Section 8.7 [Intentionally Omitted].

ARTICLE IX
Miscellaneous
Section 9.1 Performance at Grantor’s Expense. Grantor shall pay to Agent and Lenders immediately upon demand all costs and expenses incurred by Agent and Lenders in connection herewith as provided in Section 13.2 of the Credit Agreement, and the same shall be secured hereby. For all purposes of this Security Instrument, Agent’s reasonable and documented costs and expenses shall include, without limitation, all appraisal and re-appraisal fees (in each case, subject to the limitations provided in Section 13.2 of the Credit Agreement as well as the other applicable limitations set forth in the Credit Agreement in respect of appraisals), reasonable and documented out-of-pocket legal fees (including, without limitation, fees for trial, appeal or other proceedings), accounting fees, environmental consultant fees (if any), auditor fees, and the cost to Agent of any documentary taxes, recording fees, brokerage fees, title search fees, title insurance premiums and title surveys (including any such title related fees and premiums incurred in connection with title updates). In addition, Grantor recognizes and agrees that formal written appraisals of the Collateral by a licensed independent appraiser may be required by federal regulatory reporting requirements on an annual or specialized basis, which shall be at Grantor’s expense.
Section 9.2 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents, and the consummation of the transactions contemplated thereby, and shall continue in full force and effect until the Obligations shall have been paid and performed in full as provided in Section 13.9 of the Credit Agreement; provided however, that nothing contained in this Section shall limit the obligations of Grantor as set forth in Section 3.14 and 8.4 herein.
Section 9.3 Recording and Filing. Grantor shall cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Agent shall reasonably request and shall pay all such recording, filing, re-recording and refiling taxes, fees and other charges.
Section 9.4 Notices. All notices or other communications required or permitted to be given pursuant to this Security Instrument shall be made and delivered as provided in Section 13.1 of the Credit Agreement.
Section 9.5 No Waiver. Any failure by Agent or Lenders to insist, or any election by Agent or Lenders not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of this Security Instrument shall not be deemed to be a waiver of same or of any other term, provision or condition hereof, and Agent and Lenders shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all such terms, provisions and conditions. No delay or omission by Agent or Lenders to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Event of Default, or acquiescence therein, and every right, power and remedy given by this Security Instrument to Agent or Lenders may be exercised from time to time and as often as may be deemed expedient by Agent or Lenders. No consent or waiver, expressed or implied, by Agent or Lenders to or of any breach or Event of Default by Grantor in the performance of the Obligations of Grantor or to any other Event of Default shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations of Grantor. Failure on the part of Agent to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver of rights hereunder or impair any rights, powers, or remedies of Agent or Lenders hereunder.

No act or omission by Agent or Lenders shall release, discharge, modify, change or otherwise affect the liability of Grantor under this Security Instrument or any of the other Loan Documents to which it is a party or in respect of any Obligations of Grantor or the liability of any subsequent purchaser of the Collateral or any part thereof, or any maker, cosigner, endorser, surety or guarantor, or preclude Agent or Lenders from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or by any subsequent Event of Default, or alter the Lien of this Security Instrument. Without limiting the generality of the foregoing, Agent and Lenders may:
(a) grant forbearance or an extension of time for the payment of all or any portion of the Obligations;
(b) take other or additional security for the payment of the Obligations;
(c) waive or fail to exercise any right granted hereunder or in the Credit Agreement or the other Loan Documents;
(d) change any of the terms, covenants, conditions or agreements of the Credit Agreement, this Security Instrument, or the other Loan Documents;
(e) consent to the filing of any map, plat or replat affecting the Collateral;
(f) consent to the granting of any easement or other right affecting the Collateral;
(g) make or consent to any agreement subordinating the security interest or lien hereof; or
(h) take or omit to take any action whatsoever with respect to the Credit Agreement, this Security Instrument, the Collateral or any document or instrument evidencing, securing or in any way relating to the Obligations;
all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Agent or Lenders from exercising any such right, power or privilege, or affecting the Lien of this Security Instrument. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Collateral, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Collateral or the Obligations, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, Obligations or undertakings.

Section 9.6 Agent’s Right to Perform the Obligations. If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents after the expiration of relevant notice and cure periods, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse Agent may have because of same, Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter the Property and Improvements for such purpose and to take all such action thereon and with respect to the Collateral as it may deem necessary or appropriate. If Agent shall elect to pay any Imposition or other sums due with reference to the Collateral, Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Grantor shall indemnify Agent and Lenders for all losses, expenses, damages, claims and causes of action, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Agent pursuant to the provisions of this Section or by reason of any other provision in the Loan Documents. All sums paid by Agent or Lenders pursuant to this Section, and all other sums expended by Agent or Lenders to which they shall be entitled to be indemnified, together with interest thereon at the Post-Default Rate from the date of such payment or expenditure, shall constitute additions to the Obligations, shall be secured by the Liens created by the Loan Documents and shall be paid by Grantor to Agent upon demand.
Section 9.7 Covenants Running with the Land. All Obligations contained in the Loan Documents are intended by the parties to be, and shall be construed as, covenants running with the Property.
Section 9.8 Successors and Assigns. Subject to Section 13.5 of the Credit Agreement, all of the terms of this Security Instrument shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.
Section 9.9 Severability. This Security Instrument is intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of this Security Instrument or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other Persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.

Section 9.10 Modification. This Security Instrument may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments as provided in Section 13.6 of the Credit Agreement.
Section 9.11 Assignment. This Security Instrument is assignable by Agent and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.
Section 9.12 [Intentionally Omitted].
Section 9.13 Counterparts. This Security Instrument may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.
Section 9.14 APPLICABLE LAW. THE PROVISIONS OF THIS SECURITY INSTRUMENT REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA. ALL OTHER PROVISIONS OF THIS SECURITY INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Section 9.15 Subrogation. If any or all of the proceeds of the Obligations have been used to extinguish, extend or renew any obligations heretofore existing against the Collateral, then, to the extent of such funds so used, the obligations secured hereby shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Collateral to secure the indebtedness so extinguished, extended or renewed, and the former rights, claims, liens, titles and interests, if any, are not waived, but rather, are continued in full force and effect in favor of Agent and are merged with the lien or security title and interest created herein as cumulative security for the repayment and the satisfaction of the Obligations.
Section 9.16 Headings. Titles and captions of Articles, Sections, subsections and clauses in this Security Instrument are for convenience only, and neither limit nor amplify the provisions of this Security Instrument.
Section 9.17 Conflict. Notwithstanding anything herein to the contrary, in the event of a conflict between this Security Instrument and the Credit Agreement, the Credit Agreement shall govern.

Section 9.18 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. (a) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY INSTRUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, OR THE COURTS OF THE STATE OF FLORIDA AND, BY EXECUTION AND DELIVERY OF THIS SECURITY INSTRUMENT, THE GRANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE GRANTOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE GRANTOR, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY INSTRUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER THE GRANTOR. THE GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GRANTOR AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 9.4 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE MORTGAGEE, OR ANY LENDER, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GRANTOR IN ANY OTHER JURISDICTION.
(b) THE GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY INSTRUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c) GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE OBLIGATIONS, THE CREDIT AGREEMENT, THE NOTE OR THIS SECURITY INSTRUMENT OR ANY ACTS OR OMISSIONS OF AGENT, LENDERS, THEIR OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

Section 9.19 Limitation on Interest. It is the intent of the Grantor and the Mortgagee in the execution of this Security Instrument and all other instruments evidencing or securing the Obligations to contract in strict compliance with applicable usury laws. In furtherance thereof, the Mortgagee and the Grantor stipulate and agree that none of the terms and provisions contained in this Security Instrument shall ever be construed to create a contract for the use, forbearance or retention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by relevant law. If this Security Instrument or any other instrument evidencing or securing the Obligations violates any applicable usury law, then the interest rate payable in respect of the Loans or the Post-Default Rate, as applicable, shall be the highest rate permissible by law.
Section 9.20 Further Assurances. The Grantor shall, upon the request of the Mortgagee and at the expense of the Grantor: (a) promptly correct any defect, error or omission which may be discovered in this Security Instrument or any UCC financing statements filed in connection herewith; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Instrument and to subject to the Liens and security interests hereof any property intended by the terms hereof to be encumbered hereby, including, but not limited to, any renewals, additions, substitutions, replacements or appurtenances to the Collateral; and (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by the Mortgagee to protect, continue or perfect the Liens or the security interests hereunder against the rights or interests of third Persons.
Section 9.21 Future Advances. This Security Instrument is given to secure the Obligations under, or in respect of, the Loan Documents and shall secure not only obligations with respect to presently existing indebtedness under the foregoing documents and agreements but also any and all other indebtedness which may hereafter be owing to the Lenders and/or the Mortgagee under the Loan Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Lenders and/or the Agent, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Security Instrument. The Lien of this Security Instrument shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the recorder’s office of the county in which the Collateral is located. This Security Instrument is intended to and shall be valid and have priority over all subsequent Liens and encumbrances, including statutory Liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby, and Permitted Encumbrances related thereto. Although this Security Instrument is given to secure all future advances made by the Mortgagee and/or the Lender to or for the benefit of the MG Borrower, the Grantor and/or the Collateral, whether obligatory or optional, the Grantor and the Mortgagee hereby acknowledge and agree that the Mortgagee and the Lenders are obligated by the terms of the Loan Documents to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Grantor has executed this Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing under seal, as of the day and year first above written.

WITNESS:		GRANTOR:

BEACH HOTEL ASSOCIATES LLC, a Delaware limited liability company

By:	/s/ Meredith Dahl	By:	Morgans Group LLC, its Member
Name: Meredith Dahl

By: Morgans Hotel Group Co., its
Managing Member

By:	/s/ Grace Chen	By:	/s/ Richard Szymanski
	Name: Grace Chen		Name: Richard Szymanski
Title: Chief Financial Officer & Secretary

Address for Notices:

c/o Morgans Group, LLC 475 Tenth Avenue New York, New York 10018 Attention: Richard Szymanski Telecopy Number: (212) 277-4270 Telephone Number: (212) 277-4188
[Acknowledgement on Next Page]

STATE OF New York	)
	)	SS:
COUNTRY OF New York	)
The foregoing instrument was acknowledged before me this 25th day of July, 2011 by Richard Szymanski as Chief Financial Officer and Secretary of Morgans Group LLC, a Delaware limited liability company, the sole member of BEACH HOTEL ASSOCIATES, LLC, a Delaware limited liability company, on behalf of the company. He/she/they personally appeared before me and is/are personally known to me or produced a driver’s license as identification and did not take an oath.

	Notary:	/s/ Grace Chen
[NOTARIAL SEAL]		Print Name: Grace Chen
NOTARY PUBLIC, STATE OF New York
My commission expires 4/2/15

EXHIBIT A
LEGAL DESCRIPTION
Lots 9, 10, 11 and 12, in Block 29 of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, a subdivision of Miami-Dade County, Florida, according to the Plat thereof duly recorded upon the Public records of Miami-Dade County, Florida in Plat Book 2, page 77 thereof;
Also that tract of land shown on plat of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, according to the Plat thereof recorded in Plat Book 2, page 77, Public Records of Miami-Dade County, Florida, described as follows:
Begin at the Southeast corner of Lot 9 in Block 29 as shown on plat of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, according to the Plat thereof recorded in Plat Book 2, page 77, Public Records of Miami-Dade County, Florida; thence run in a Northerly direction along the Easterly line of said Block 29 of the aforesaid plat and the Northerly extension thereof a distance of 136.897 feet, more or less, to the point of intersection of the center line of 17th Street; thence run Easterly along the center line of 17th Street; extended, a distance of 204.17 feet, more or less to the point of intersection of said center line of 17th Street extended Easterly to the Erosion Control Line of the Atlantic Ocean said Line recorded in Plat Book 105, page 62, Public Records of Miami-Dade County, Florida, thence run Southerly along the said Erosion Control Line, a distance of 137.465 feet to the intersection of the extension Easterly of the Southerly Line of referenced Lot 9, thence run Westerly along the Easterly extension of Lot 9, a distance of 200.96 feet, more of less, to the Point of Beginning.
Less and except, however, that certain portion of such land as was appropriated and taken by the City of Miami Beach, Florida, in that certain eminent domain or condemnation proceeding a final judgment for which was recorded in Deed Book 3106, page 96, which covers that portion of the premises lying northerly of the northerly line of said Block 29 extended easterly to the Erosion Control Line recorded in Plat Book 105, page 62 of the Public Records of Miami-Dade County, Florida.

EXHIBIT B
to
SECURITY INSTRUMENT
(DESCRIPTION OF PERMITTED ENCUMBRANCES)
Those items recorded in the records of Miami-Dade County, Florida, as set forth in Schedule B, Section 2, of that certain Commitment for Title Insurance issued by Chicago Title Insurance Company, Commitment No. 3508183, as endorsed and marked in connection with the making of the Loan referenced in the foregoing security instrument.